UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________
FORM 8-K
 ____________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 28, 2025
 ____________________
Robert Half Inc.
(Exact name of registrant as specified in its charter)
____________________

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Suite 200,	Menlo Park,	CA	94025
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (650) 234-6000
NO CHANGE
(Former name or former address, if changed since last report.)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.001 per Share	RHI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry Into a Material Definitive Agreement.
New Credit Agreement Replacing Previous Credit Agreement
On May 28, 2025, Company entered into a new $100 million dollar credit agreement (the “2025 Credit Agreement”) with Bank of America, N.A. as administrative agent. Borrowings under the 2025 Credit Agreement will bear interest in accordance with the terms of the borrowing, which typically will be calculated according to the Term SOFR Screen Rate plus an applicable margin. The facility’s sole bookrunner and lead arranger was BofA Securities, Inc., and the lender is Bank of America, N.A.
The Credit Agreement contains customary representations, warranties and affirmative covenants. The Credit Agreement also contains customary negative covenants, subject to negotiated exceptions on (i) indebtedness, (ii) liens, (iii) significant corporate changes, (iv) dispositions and (v) restricted payments. The Credit Agreement also contains customary events of default, such as payment defaults, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and certain other covenants related to the operation of the Company’s business.
The above description of the Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On May 28, 2025, the Company terminated its Credit Agreement, dated as of May 11, 2020 (as amended from time to time, the “2020 Credit Agreement”), among the Company and certain of its subsidiaries, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent. At the time of termination, the 2020 Credit Agreement provided for up to $100 million of borrowings and the Company had no outstanding borrowings. There were no early termination fees associated with the Company’s termination of the 2020 Credit Agreement.
Guaranty
On May 28, 2025, Protiviti Inc., RH-TM Resources, Inc. and Protiviti Government Services, Inc. (the “Guarantors”) entered into a Guaranty (the “Guaranty”) whereby the Guarantors have agreed to unconditionally guarantee the obligations of the Company under the Credit Agreement.
The above description of the Guaranty is not complete and is qualified in its entirety by the actual terms of the Guaranty, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)           Exhibits

Exhibit	Description
10.1	Credit Agreement, dated as of May 28, 2025, between the Company and Bank of America, N.A.

10.2	Guaranty, dated May 28, 2025, by Protiviti Inc., RH-TM Resources, Inc., and Protiviti Government Service, Inc. in favor of Bank of America, N.A., as administrative agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half Inc.

Date: May 29, 2025	By:	/s/ Michael C. Buckley
	Name:	Michael C. Buckley
	Title:	Executive Vice President, Chief Financial Officer